Exhibit 24.1


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to use of our reports relating to the consolidated balance sheets of Rimage Corporation and subsidiaries as of December 31, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, and the related financial statement schedule, incorporated by reference in this registration statement on Form S-8 which reports appear in the 1999 Annual Report on Form 10-K of Rimage Corporation.

                                                /s/ KPMG LLP
                                                ------------
                                                KPMG LLP




Minneapolis, Minnesota
April 12, 2000